SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) August 11, 2009
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 11, 2009 the Board of Directors of E. I. du Pont de Nemours and Company (“Company”) took the following actions:
•	Named Nicholas C. Fanandakis, age 53, Senior Vice President (“SVP”) effective September 1, 2009, at which time he will begin to transition into the role of Chief Financial Officer. Effective November 1, 2009, he will become SVP and Chief Financial Officer.

•	Appointed Mr. Fanandakis to the Office of the Chief Executive effective September 1, 2009.
The Board’s Compensation Committee also approved an increase in Mr. Fanandakis’ annual salary from $387,708 to $500,000 effective September 1, 2009 to reflect his appointments. Consistent therewith, Mr. Fanandakis’ target short-term incentive award for 2009 under the Company’s Equity and Incentive Plan will increase from $328,500 to $464,100.
Mr. Fanandakis was named to his current position, Group Vice President- Applied BioSciences, in January 2008. Prior to that, he was vice president and general manager- DuPont Chemical Solutions Enterprise from September 2003 through September 2006 and vice president- Corporate Plans from October 2006 through December 2007.
Jeffrey L. Keefer, EVP and Chief Financial Officer, will remain EVP and transition from the position of Chief Financial Officer to assume leadership responsibility for the Company’s Performance Coatings business, corporate strategy development, Information Technology and overall cost and working capital productivity efforts effective November 1, 2009.
Richard R. Goodmanson, EVP and Chief Operating Officer has elected to retire from the Company effective September 30, 2009. As previously reported on Form 8-K filed with the Securities and Exchange Commission on October 6, 2008, Mr. Goodmanson will remain with the Company as a consultant for three years following his retirement.
Item 8.01 Other Events
On August 13, 2009, the Company issued a press release announcing a number of organizational changes, including redefining its external financial reporting to aggregated segments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed herewith:
99.1	Press Release issued by the Company, dated August 13, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

August 13, 2009

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